Exhibit 21

SUBSIDIARIES OF THE REGISTRANT

Subsidiary	Ownership	State of Incorporation
Wolverine Bank	100%	Federal

SUBSIDIARIES OF WOLVERINE BANK

Subsidiary	Ownership	State of Incorporation
Wolserv Corporation	100%	Michigan